EXHIBIT 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                             Six Months Ended June 30,                 Three Months Ended June 30,
                                             1999                 1998                 1999                   1998
                                          ----------         -----------            -----------         ------------
Net income (loss)                         $1,315,604         $(6,486,583)           $ 1,175,494         $ (3,289,158)
   Less: Preferred stock dividends         (145,064)               -                   (85,096)               -
         Deduction related to Series C
          Convertible Preferred Stock       133,320)               -                  (133,320)               -
                                          ----------         ------------           -----------         -------------

Net income (loss) applicable to
 common stock                             $1,037,220         $(6,486,583)           $   957,078         $ (3,289,158)
                                          ==========         ============           ===========         =============

Basic:
      Weighted average number of
       common shares outstanding          28,685,000           28,673,000            28,686,000            28,685,000
                                          ==========         ============           ===========         =============
       Basic net income (loss) per common
        and common equivalent share             $.04               $(.23)                  $.03                $(.11)
                                          ==========         ============           ===========         =============

Diluted:
       Weighted average number of
        common shares outstanding         28,685,000           28,673,000            28,686,000            28,685,000
       Weighted average number of
        dilutive common equivalents          789,000               -                  1,195,000                 -
                                          ----------         ------------           -----------         -------------
       Weighted average number of
        common and common
        equivalent shares outstanding     29,474,000           28,673,000            29,881,000            28,685,000
                                          ==========         ============           ===========         =============

       Diluted net income (loss) per
        common and common
        equivalent share                        $.04               $(.23)                  $.03                $(.11)
                                          ==========         ============           ===========         =============